Exhibit 99.4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Allied Nevada Gold Corp., et al.,[1]	)	Case No. 15-10503 (MFW)
)
Debtors.	)	Jointly Administered
)
	)	Related Docket No. 758, 790

NOTICE OF FILING OF REVISED EXHIBIT AND

SUPPLEMENT TO AMENDED DISCLOSURE STATEMENT FOR THE

DEBTORS’ AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that on July 23, 2015, the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed, among other things, the Amended Disclosure Statement for the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 758] (as may be further amended, supplemented or otherwise modified, the “Amended Disclosure Statement”).2

PLEASE TAKE FURTHER NOTICE that on July 31, 2015, the Debtors filed certain exhibits to the Amended Disclosure Statement and an updated Section II.D. of the Amended Disclosure Statement [Docket No. 790].

PLEASE TAKE FURTHER NOTICE that Exhibit E to the Amended Disclosure Statement, the Valuation Analysis, has been amended with respect to the date of the Valuation Analysis and to reflect other immaterial modifications. The amended Valuation Analysis is annexed hereto as Exhibit A.

PLEASE TAKE FURTHER NOTICE that Section II.D. of the Amended Disclosure Statement has been amended to reflect a revised recovery percentage range for Holders of Unsecured Claims. An amended Section II.D. of the Amended Disclosure Statement is annexed hereto as Exhibit B.

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Allied Nevada Gold Corp. (7115); Allied Nevada Gold Holdings LLC (7115); Allied VGH Inc. (3601); Allied VNC Inc. (3291); ANG Central LLC (7115); ANG Cortez LLC (7115); ANG Eureka LLC (7115); ANG North LLC (7115); ANG Northeast LLC (7115); ANG Pony LLC (7115); Hasbrouck Production Company LLC (3601); Hycroft Resources & Development, Inc. (1989); Victory Exploration Inc. (8144); and Victory Gold Inc. (8139). The corporate headquarters for each of the above Debtors are located at, and the mailing address for each of the above Debtors, except Hycroft Resources & Development, Inc., is 9790 Gateway Drive, Suite 200, Reno, NV 89521. The mailing address for Hycroft Resources & Development, Inc. is P.O. Box 3030, Winnemucca, NV 89446.
[2]	Capitalized terms used but not defined herein shall have the meaning assigned to them in the Amended Disclosure Statement.

Wilmington, Delaware	BLANK ROME LLP
Date: August 7, 2015	By:	/s/ Stanley B. Tarr
Stanley B. Tarr (No. 5535)
Michael D. DeBaecke (No. 3186)
Victoria A. Guilfoyle (No. 5183)
1201 N. Market Street, Suite 800
Wilmington, Delaware 19801
Telephone: (302) 425-6400
Facsimile: (302) 425-6464

-and-

AKIN GUMP STRAUSS HAUER & FELD LLP
Ira S. Dizengoff (admitted pro hac vice)
Philip C. Dublin (admitted pro hac vice)
Alexis Freeman (admitted pro hac vice)
Matthew C. Fagen (admitted pro hac vice)
One Bryant Park
New York, New York 10036
Telephone: (212) 872-1000
Facsimile: (212) 872-1002

Co-Counsel to the Debtors and Debtors in Possession

EXHIBIT A

VALUATION ANALYSIS

VALUATION ANALYSIS

At the Debtors’ request, Moelis & Company LLC (“Moelis”) performed a valuation analysis of the Reorganized Debtors. Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications described herein, Moelis’s view, as of July 30, 2015, was that the estimated going concern enterprise value1 of the Reorganized Debtors, as of October 31, 2015, would be in a range between $200 million and $300 million. In Moelis’s view, there would be no material difference between Moelis’s estimated going concern enterprise value as of October 31, 2015 of the Reorganized Debtors as of July 30, 2015 and as of the assumed Effective Date, on the assumption that the pricing and economic environment remains stable. Moelis’s views are necessarily based on economic, market and other conditions as in effect on, and the information made available to Moelis as of the date of its analysis (July 30, 2015). It should be understood that, although subsequent developments may affect Moelis’s views, Moelis does not have any obligation to update, revise or reaffirm its estimate.

Moelis’s analysis is based, at the Debtors’ direction, on a number of assumptions, including, among other assumptions, that: (i) the Debtors will be reorganized in accordance with the Plan which will be effective on or prior to October 31, 2015; (ii) the Reorganized Debtors will achieve the results set forth in the Financial Projections provided to Moelis by the Debtors; and (iii) the Reorganized Debtors will be able to obtain all future financings, on the terms and at the times, necessary to achieve the results set forth in the Projections (however, at this time there is no guarantee that financing will be obtainable). Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, Moelis assumed that there will be no material change in economic, market and other conditions as of the assumed Effective Date.

Moelis assumed, at the Debtors’ direction, that the Financial Projections prepared by the Debtors’ management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Debtors’ management as to the future financial and operating performance of the Reorganized Debtors. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. See Disclosure Statement Exhibit C (Financial Projections). The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Projections and as a result, the actual enterprise value of the Reorganized Debtors may be significantly higher or lower than the estimated range herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the enterprise value of the Reorganized Debtors.

The estimated enterprise value in this section represents a hypothetical enterprise value of the Reorganized Debtors as the continuing operators of the business and assets of the Debtors, after giving effect to the Plan, based on consideration of certain valuation methodologies as described below. The estimated enterprise value in this section does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors, its securities or its assets, which may be significantly higher or lower than the estimated enterprise value range herein. The actual value of an operating business such as the Reorganized Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in various factors affecting the financial condition and prospects of such a business.

In conducting its analysis, Moelis, among other things: (i) reviewed certain publicly available business and financial information relating to the Reorganized Debtors that Moelis deemed relevant; (ii) reviewed certain internal information relating to the business, earnings, cash flow, capital expenditures, assets, liabilities and prospects of the Reorganized Debtors, including the Projections, furnished to Moelis by the Debtors; (iii) conducted discussions with members of senior

[1]	The going concern enterprise value of the Reorganized Debtors is based, at the Debtors’ direction, on the achievement of the Financial Projections and therefore assumes, among other things, that the Reorganized Debtors (i) successfully construct and operate a sulfide pilot plant, (ii) raise $867 million of capital necessary to finance the Hycroft Expansion Project and (iii) successfully construct and operate a sulfide processing mill consistent with the Financial Projections. The going concern enterprise value is not premised on the Reorganized Debtors continuing their Heap Leach operations beyond the processing of the ore previously mined and stacked on the Heap Leach pads.

management and representatives of the Debtors concerning the matters described in clauses (i) and (ii) of this paragraph, as well as their views concerning the Debtors’ business and prospects before and after giving effect to the Plan; (iv) reviewed publicly available financial and stock market data for certain other companies in lines of business that Moelis deemed relevant; (v) reviewed the financial terms of certain transactions that Moelis deemed relevant; and (vi) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate. In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by Moelis and, with the consent of the Debtors, relied on such information being complete and accurate in all material respects. Additionally, Moelis relied on certain documents from the Debtors’ bankruptcy proceeding, including but not limited to, the Amended and Restated Restructuring Support Agreement and the Restructuring Term Sheet. In addition, at the direction of the Debtors, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Reorganized Debtors. Moelis also assumed, with the Debtors’ consent, that the final form of the Plan does not differ in any respect material to its analysis from the draft that Moelis reviewed.

Moelis prepared a valuation analysis of the Debtors’ current and planned mining operations, comprised primarily of the ore on the leach pads which are being actively recovered and the ore reserves recovery of which is dependent on future expansion activities. The valuation methodologies for the Debtors’ current and planned mining operations are as described below.

The estimated enterprise value in this section does not constitute a recommendation to any holder of a Claim or Interest as to how such person should vote or otherwise act with respect to the Plan. Moelis has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated enterprise value set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

Valuation Methodologies

In preparing its valuation, Moelis performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses considered by Moelis, which consisted of (a) a discounted cash flow analysis, (b) a selected publicly traded companies analysis and (c) a selected precedent transactions analysis. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description.

A.	Discounted Cash Flow Analysis. The discounted cash flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Moelis’s DCF analysis used the Reorganized Debtors’ Projections of its debt-free, after-tax cash flows for the remaining life of mine for the Reorganized Debtors’ assets without estimating any value of the assets and liabilities beyond the remaining life of mine. These cash flows were then discounted at a range of estimated weighted average costs of capital, which was determined by reference to, among other things, the estimated cost of equity of certain selected publicly traded companies. The discounted cash flow analysis involves complex considerations and judgments concerning appropriate discount rates.

B.	Selected Publicly Traded Companies Analysis Based on Net Asset Values. The selected publicly traded companies analysis is based on the enterprise values of selected publicly traded companies that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors, for example, operational requirements and risk and profitability characteristics. Selected companies are comprised of development gold and gold and silver mining companies. Under this methodology, certain financial multiples and ratios that measure financial performance and value are calculated for each selected company and then applied to the Reorganized Debtors’ financials to imply an enterprise value for the Reorganized Debtors.

C.	Selected Precedent Transactions Analysis. The selected precedent transactions analysis is based on the implied enterprise and equity values of companies and assets involved in publicly disclosed merger and acquisition transactions that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors. Under this methodology, the enterprise and equity value of each such company is determined by an analysis of the consideration paid and the debt assumed in the merger or acquisition transaction.

Valuation Considerations

As a result of the foregoing, the estimated enterprise value in this section is not necessarily indicative of actual value, which may be significantly higher or lower than the estimate herein. Accordingly, none of the Debtors, Moelis or any other person assumes responsibility for the accuracy of such estimated enterprise value. Depending on the actual financial results of the Debtors or changes in the financial markets, the enterprise value of the Reorganized Debtors as of the Effective Date may differ from the estimated enterprise value set forth herein. In addition, the market prices, to the extent there is a market, of the Reorganized Debtors’ securities will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors that generally influence the prices of securities.

EXHIBIT B

AMENDED DISCLOSURE STATEMENT SECTION II.D.

D. What will I receive from the Debtors if the Plan is consummated?

The following table summarizes the anticipated recoveries for Holders of Allowed Claims and Holders of Allowed Interests under the Plan. THE EXPECTED RECOVERIES SET FORTH BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND ARE SUBJECT TO MATERIAL CHANGE.1

Class	Designation	Plan Treatment	Estimated Recovery Under the Plan
Class 1	Secured ABL Claims	Impaired	100%
Class 2	Secured Swap Claims	Impaired	100%
Class 3	Other Secured Claims	Unimpaired	100%
Class 4	Unsecured Claims	Impaired	2.6% to 2.9%[2]
Class 5	Intercompany Claims	Unimpaired	100%
Class 6	Subordinated Securities Claims	Impaired	0%
Class 7	Intercompany Interests	Unimpaired	100%
Class 8	Existing Equity Interests	Impaired	0%

[1]	The recoveries set forth herein may change based upon changes in the amount of Claims that are “Allowed” as well as other factors related to the Debtors’ business operations and general economic conditions. “Allowed” means, with reference to any Claim or Interest, or any portion thereof, in any Class or category specified, against or of a Debtor, (a) a Claim or Interest that has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary Proof of Claim has been filed; (b) a Claim for which a Proof of Claim has been timely filed in a liquidated amount and not contingent and as to which no objection to allowance, to alter priority, or request for estimation has been timely interposed and not withdrawn within the applicable period of limitation fixed by the Plan or applicable law; (c) a Claim or Interest as to which any objection has been settled, waived, withdrawn or denied by a Final Order to the extent such Final Order provides for the allowance of all or a portion of such Claim or Interest; or (d) a Claim or Interest that is expressly allowed (i) pursuant to a Final Order, (ii) pursuant to an agreement between the Holder of such Claim or Interest and the Debtors (with the consent of the Requisite Consenting Parties) or the Reorganized Debtors, as applicable or (iii) pursuant to the terms of the Plan. Unless otherwise specified in the Plan or in an order of the Bankruptcy Court allowing such Claim or Interest, “Allowed” in reference to a Claim shall not include (a) any interest on the amount of such Claim accruing from and after the Petition Date; (b) any punitive or exemplary damages; or (c) any fine, penalty or forfeiture. Any Claim listed in the Schedules as disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order, or approval of the Bankruptcy Court.
[2]	The recovery range for Unsecured Claims is based on a $250 million enterprise value of the Reorganized Debtors, the mid-point of Moelis’s range of the enterprise value of the Reorganized Debtors of $200 million to $300 million as set forth in Exhibit E to the Amended Disclosure Statement. At a $200 million enterprise value, the estimated recovery for Unsecured Claims would be 0%. At a $300 million enterprise value, the estimated recovery for Unsecured Claims would be 15.2% to 17.3%.